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                                                                    Exhibit 23.6


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-05997 of C.R. Bard, Inc. on Form S-3 of our report dated August 27, 1996 (relating to the financial statements of Impra Medica GmbH, Munich, as June 30, 1996 and 1995 and for the years then ended, not included herein) appearing in the Form 8-K dated September 16, 1996 of C.R. Bard, Inc. and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.


SEYTTER, OESTERLE & PORTUGALL
Munich, Germany

by /s/  Dr. Portugall
        Dr. Portugall
      Certified Accountant

November 8, 1996

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